Exhibit 99.1

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Press Releases

Atlas Resource Partners, L.P. to Acquire 277 bcfe of Proved Reserves in the Barnett Shale for $190 Million

•	Acquisition Price Equates to $0.69 Per mcfe of Proved Reserves

•	Properties to Be Acquired Presently Producing Approximately 36 mmcfe/d

•	Increases Net Proved Reserves by over 165% to 435 bcfe

•	ARP Increases 2H 2012 Distribution Guidance to a Range of $0.85 to $0.90 Per Limited Partner Unit

•	ARP Introduces 2013 Distribution Guidance of a Range of $2.25 to $2.40 Per Limited Partner Unit, a 45% Increase over the Original Full Year 2012 Guidance of $1.60 Per Limited Partner Unit

•	The Transaction Establishes an Initial Position for ARP in the Core of the Barnett Shale with Long-Lived, Producing Properties and Future Development Opportunities in the Region

PHILADELPHIA—(BUSINESS WIRE)—Mar. 16, 2012— Atlas Resource Partners, L.P. (NYSE: ARP) has entered into a definitive purchase and sale agreement to acquire approximately 277 bcfe of proved reserves, including undeveloped drilling locations, in the Barnett Shale in Texas from Carrizo Oil & Gas (NASD: CRZO) for approximately $190 million, or $0.69 per mcfe. The transaction has been approved by ARP’s board of directors, and will be effective as of January 1, 2012, with an expected closing in late April, subject to customary closing conditions.

This transaction is expected to be immediately accretive to ARP’s adjusted EBITDA and distributable cash flow. Based on this transaction, ARP is increasing its distribution guidance for the second half of 2012 from $0.80 per limited partner common unit (implied from the previous full year 2012 distribution guidance of $1.60) to a range of $0.85 to $0.90. In addition, ARP is introducing full year 2013 distribution guidance in a range of $2.25 to $2.40 per unit, a 45% increase over the original full year 2012 guidance of $1.60. Both second half 2012 and full year 2013 distribution expectations assume a coverage ratio of approximately 1.2x.

Edward E. Cohen, Chief Executive Officer of ARP, commented, “This transaction is the first step in the execution of our growth strategy for ARP. These Barnett Shale assets are ideal – long-lived, producing assets which generate increased cash flow and distributions per unit. I offer congratulations to our unitholders, and appreciation to our team that worked hard to achieve this acquisition almost simultaneously with the birth of ARP.”

Matthew A. Jones, President and Chief Operating Officer of ARP, added, “These assets are well-positioned in the core of the Barnett Shale, and offer our enterprise an opportunity to establish a growing operation in this region.”

Transaction Details:

•	Approximately 277 Bcfe of proved reserves, including 198 gross producing wells on over 12,000 net acres

•	99% natural gas; 52% proved developed

•	Current net production of approximately 36 MMcfe per day

•	R/P ratio of over 20 years

•	Approximately 100 gross PUD and PDNP locations

•	Lease operating expenses of approximately $0.60 per mcfe

Pro Forma Financial Impact:

•	Distribution guidance:

•	Second half of 2012: $0.85 to $0.90 per limited partner unit

•	Full year 2013: $2.25 to $2.40 per limited partner unit

•	Adjusted EBITDA guidance:

•	Second half of 2012: $40 to $45 million

•	Full year 2013: $110 to $125 million

•	Distributable cash flow guidance:

•	Second half of 2012: $33 to $38 million

•	Full year 2013: $90 to $105 million

•	Targeted distribution coverage ratio of approximately 1.2x

•	Expected 2012 debt to adjusted EBITDA ratio of approximately 1.0x

•	Net proved reserves of approximately 435 bcfe, an increase of approximately 165% over existing net proved reserves of 167 bcfe

Transaction Financing

The Barnett Shale acquisition has been fully committed through:

•	A private placement of equity to institutional investors of $120 million, representing 6 million ARP common units at $20 per unit; and,

•	Approximately $70 million borrowed against ARP’s revolving credit facility

Concurrent with the closing of the transaction, ARP expects that its lending group will expand the capacity on its revolving credit line to a borrowing base of approximately $250 million.

Also, ARP intends to hedge 100% of its available acquired production for the following 12 months, using a combination of swap and put option contracts. Additionally, ARP intends to hedge 80-100% of its available production for the subsequent four years.

Citigroup acted as financial advisor and sole placement agent in connection with the private placement on the transaction, and Jones Day and Ledgewood acted as legal advisors on the transaction.

An investor presentation which provides details on the Barnett Shale transaction is available in the Investor Relations section of ARP’s website: www.atlasresourcepartners.com.

The securities offered in the private placement will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Management does not forecast certain items, including GAAP revenues, depreciation, amortization, and non-cash changes in derivatives, and therefore is unable to provide forecasted Net Income, a comparable GAAP measure, for the periods presented. The reconciling items between these non-GAAP measures and Net Income are expected to be similar to those for the current periods presented and are not expected to be significant to ARP’s cash flows.

Atlas Resource Partners, L.P. (NYSE: ARP) is a master limited partnership which owns an interest in over 8,500 producing natural gas and oil wells, representing over 167 Bcfe of net proved reserves, primarily in Appalachia and the Niobrara region in Colorado. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner interest and approximately 78% of the limited partner interests in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through which it owns a 2% general partner interest, all the incentive distribution rights and an approximate 11% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, and northern and western Texas, APL owns and operates seven active gas processing plants as well as approximately 9,000 miles of active intrastate gas gathering pipeline. APL also has a 20% interest in the West Texas LPG Partnership, which is operated by Chevron Corporation. For more information, visit the Partnership’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS and Atlas Resource Partners caution readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ATLS’ and Atlas Resource Partners’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, uncertainties regarding the creation of Atlas Resource Partners, L.P. and the distribution of limited partner interests in Atlas Resource Partners; the expected financial results of Atlas Resource Partners after the planned distribution, which is dependent on future events or developments; assumptions and uncertainties associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ and Atlas Resource Partners’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; and tax consequences of business transactions. In addition, ATLS and Atlas Resource Partners are subject to additional risks, assumptions and uncertainties detailed from time to time in the reports filed by ATLS and Atlas Resource Partners with the U.S. Securities and Exchange Commission, including the risks, assumptions and uncertainties described in Atlas Resource Partners’ registration statement on Form 10 and ATLS’ quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and neither ATLS nor Atlas Resource Partners assumes any obligation to update such statements, except as may be required by applicable law.

Source: Atlas Resource Partners, L.P.

Atlas Resource Partners, L.P.

Brian Begley

Vice President - Investor Relations

877-280-2857

215-405-2718 (fax)